UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2022

NEXPOINT REAL ESTATE FINANCE, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-39210	84-2178264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NREF	New York Stock Exchange
8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	NREF-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 21, 2022, NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with NexPoint Real Estate Finance Operating Partnership, L.P. (the “Operating Partnership”), NexPoint Real Estate Advisors, VII L.P. and Raymond James & Associates, Inc., pursuant to which it agreed to sell $35 million aggregate principal amount of its 5.75% Senior Notes due 2026 (the “Additional Notes”). The Additional Notes are being offered as an additional issue of the Company’s existing $135 million aggregate principal amount of 5.75% Senior Notes due 2026 (the “Existing Notes”). The Additional Notes will be issued under the same indenture as the Existing Notes, will be treated as a single class of debt securities with the Existing Notes and will have the same terms, other than the issue date and offering price. The offering is expected to close on or about January 25, 2022, subject to customary closing conditions.

The Company intends to contribute the net proceeds from this offering to its operating partnership, NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), in exchange for OP units. The OP intends to use the net proceeds from this offering to acquire several pipeline investments which are expected to close in the foreseeable future. These investments consist of multifamily, life sciences and hospitality debt and preferred positions offering attractive risk adjusted returns supported by strong, experienced, and well-known sponsors.

The Underwriting Agreement contains customary representations, warranties and covenants, conditions to closing, indemnifications, obligations and termination and other customary provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On January 21, 2022, the Company issued a press release announcing that it had launched an underwritten public offering of the Additional Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 21, 2022, the Company issued a press release announcing the pricing of the Additional Notes offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement by and among NexPoint Real Estate Finance, Inc., NexPoint Real Estate Finance Operating Partnership, L.P., NexPoint Real Estate Advisors VII, L.P. and Raymond James & Associates, Inc.

99.1	Press Release of the Company, dated January 21, 2022

99.2	Press Release of the Company, dated January 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the intended use of proceeds and the closing of the notes offering. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission (the “SEC”), particularly those described in our Annual Report on Form 10-K and Quarterly Reports

on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review NREF’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Current Report on Form 8-K and except as required by law, NREF does not undertake any obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Date: January 24, 2022